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                                  EXHIBIT 99.2

                RADYNE COMSTREAM CLOSES ASSET PURCHASE OF TIERNAN
                              COMMUNICATIONS, INC.



PHOENIX, AZ - APRIL 19, 2001 -- Radyne ComStream (NASDAQ: RADN; Warrants: RADNW) today announced the purchase of all assets of Tiernan Communications, Inc., by Tiernan Radyne ComStream, Inc, a wholly owned subsidiary of Radyne ComStream. The Company obtained the assets for $3.9M in cash at a private foreclosure sale conducted at the premises of Tiernan Communications, Inc. This transaction and the additional assets will provide Radyne ComStream with a greatly enhanced product line in the distribution of television programming via satellite and terrestrial networks and Internet applications.

"The integration of Tiernan's product lines and additional sales channels will provide Radyne ComStream with a competitive advantage in the digital video and Internet over satellite marketplaces," said Bob Fitting, Radyne ComStream CEO. "We can now provide our customers with virtually any solution to fulfill their broadcast, transmission and media requirements."

Tiernan Communications, Inc., a leader in digital television compression and transmission solutions, had revenues of approximately $13 Million in 2000 and pre-tax losses were approximately $9 Million. Their customer base included major television networks, broadcasters, common carriers, and suppliers of Satellite newsgathering systems. Product lines that were included in the assets include Standard Digital TV Encoders, High Definition TV encoders, and ATM video network adaptors as well as Integrated Receiver/Decoders.

The new subsidiary, Tiernan Radyne ComStream has offered employment to essentially all the former Tiernan Communications employees.


ABOUT RADYNE COMSTREAM

Radyne ComStream designs, manufactures, and markets satellite Internet-infrastructure equipment as well as satellite broadband modems, multicasting receivers, converters and ancillary products for digital TV, data and telephone service. They also specialize in innovative solutions for the integration and installation of turnkey communications systems. The company has offices in the U.S. located in Phoenix, San Diego and Boca Raton, and internationally in Singapore, Beijing, Jakarta and London. The company also has sales and/or service centers in New York, Rio de Janeiro, Bangalore, Shanghai and Moscow. For more information visit our web site at www.radyneComStream.com.



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Radyne ComStream Inc.
April 19, 2001
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      SAFE HARBOR PARAGRAPH FOR FORWARD-LOOKING STATEMENTS

      This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne ComStream claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, expected benefits of the acquisition, such as the expansion of the Company's capabilities and the potential for increased growth. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne ComStream and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Radyne ComStream's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation, the possibility that the Company will not be able to successfully integrate the Tiernan assets into the Company's operations or that the acquisition will not expand the Company's capabilities in the satellite industry or provide the other benefits anticipated. Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to:

- Prospects of the international markets and global economy and uncertain growth potential of developing markets given that Radyne ComStream depends heavily on international sales.

-    Product obsolescence due to the rapidly changing technologies.

-    A downturn in the evolving telecommunications and Internet industries.

- Risk factors and cautionary statements made in Radyne ComStream's Annual Report on Form 10-K for the period ending December 31, 2000.

- Other factors that Radyne ComStream is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. Radyne ComStream does not undertake and specifically declines any obligation to update any forward-looking statements.


      Contacts:

      Mr. Garry Kline                           Ms. Jennifer Pelczarski
      Chief Financial Officer                   Investor Relations Director
      Radyne ComStream                          Radyne ComStream
      602.437.9620                              602.437.9620